Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Grandparents.com, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Grandparents.com, Inc. (the “Registrant”), pertaining to the Grandparents.com, Inc. 2012 Stock Incentive Plan, of our report dated April 15, 2013, with respect to our audit of the financial statements of Grandparents.com, Inc. included in the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2013.

/s/ Daskal Bolton LLP

Boca Raton, Florida

April 15, 2013